SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 8, 2002

RSTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27029	91-1836242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway Suite 200 Sunrise, Florida	33323
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (954) 858-1600

300 Executive Parkway,  Suite 150
San Ramon, California 94853

(Former Name or Former Address, if Changed Since Last Report)

Item 4.            Change in the Registrant’s Certifying Accountant.

                Effective as of October 8, 2002, rStar Corporation (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as its independent accountant.  Effective as of October 8, 2002, the Company engaged Ernst & Young LLP as its independent accountant.  The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company.

Neither Grant Thornton’s report on the Company’s financial statements for the year ended December 31, 2000, nor its report for the year ended December 31, 2001, contained an adverse opinion or a disclaimer of opinion, and neither report was qualified nor modified as to audit scope, accounting principles or uncertainty.

During the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the Company’s dismissal of Grant Thornton, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2001 and the subsequent interim period to the date hereof.

During the two most recent fiscal years of the Company ended December 31, 2001 and the subsequent interim period to the date hereof, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements.  A copy of such letter, dated October 10, 2002, is filed herewith as Exhibit 16.1.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

                                (a) and (b)              Not Applicable

(c)                                  Exhibit.               The following exhibit is filed with this report:

16.1                           Letter from Grant Thornton LLP to the Securities and Exchange Commission dated October 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rSTAR CORPORATION

By:	/s/ Giora Oron
Giora Oron
Chief Executive Officer

Date:  October 16, 2002

EXHIBIT INDEX

Exhibit	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated October 15, 2002.